MILLINGTON SAVINGS BANK SAVINGS PLAN

                            SUMMARY PLAN DESCRIPTION

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                                TABLE OF CONTENTS

                            INTRODUCTION TO YOUR PLAN

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                                    ARTICLE I
                            PARTICIPATION IN THE PLAN

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Am I eligible to participate in the Plan?.........................................................................1
When am I eligible to participate in the Plan?....................................................................2
When is my entry date?............................................................................................2
Does all my service with the Employer count for purposes of Plan eligibility?.....................................2
What happens if I'm a participant and I incur a Break in Service?.................................................3

                                   ARTICLE II
                                  CONTRIBUTIONS

What kind of Plan is this?........................................................................................3
Do I have to contribute money to the Plan in order to participate?................................................3
How much may I contribute to the Plan?............................................................................3
How often can I modify the amount I contribute?...................................................................5
Will the Employer contribute to the Plan?.........................................................................5
What is the Employer matching contribution?.......................................................................5
What is the Employer profit sharing contribution?.................................................................5
How will the Employer profit sharing contribution be allocated to my account?.....................................5
What compensation is used to determine my Plan benefits?..........................................................6
Is there a limit on the amount of compensation that can be considered?............................................6
Is there a limit on how much can be contributed to my account each year?..........................................7
May I "roll over" payments from other retirement plans or IRAs?...................................................7
How is the money in the Plan invested?............................................................................7

                                   ARTICLE III
                               RETIREMENT BENEFITS

What benefits will I receive at normal retirement?................................................................8
What happens if I leave the Employer's workforce?.................................................................8
What is my vested interest in my account?.........................................................................9
How do I determine my Years of Service for vesting purposes?......................................................9
Does all my service count for vesting purposes?...................................................................9
As a veteran, will my military service count as service with the Employer?.......................................10
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What happens to the non-vested portion of a terminated participant's account?....................................10
What happens to my non-vested account balance if I'm rehired?....................................................10

                                   ARTICLE IV
                               DISABILITY BENEFITS
How is disability defined?.......................................................................................11
What happens if I become disabled?...............................................................................11

                                    ARTICLE V
                             FORM OF BENEFIT PAYMENT

How will my benefits be paid?....................................................................................11
May I delay the receipt of benefits?.............................................................................12

                                   ARTICLE VI
                                 DEATH BENEFITS

What happens if I die while working for the Employer?............................................................12
Who is the beneficiary of my death benefit?......................................................................12
How will the death benefit be paid to my beneficiary?............................................................13
When must the last payment be made to my beneficiary?............................................................13
What happens if I'm a participant, terminate employment, and die before receiving all my benefits?...............14

                                   ARTICLE VII
                            IN-SERVICE DISTRIBUTIONS

Can I withdraw money from my account while working?..............................................................14
Can I withdraw money from my account in the event of financial hardship?.........................................14
Are there any limitations that apply to the in-service distributions described above?............................16

                                  ARTICLE VIII
                         TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?........................................16
Can I reduce or defer tax on my distribution?....................................................................16

                                   ARTICLE IX
                                HOURS OF SERVICE

What is an Hour of Service?......................................................................................17
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How are Hours of Service credited?...............................................................................17

                                    ARTICLE X
                                      LOANS

May I borrow money from the Plan?................................................................................17
What are the loan rules and requirements?........................................................................17

                                   ARTICLE XI
                           YOUR PLAN'S TOP-HEAVY RULES

What is a top-heavy plan?........................................................................................19
What happens if the Plan becomes top-heavy?......................................................................19

                                   ARTICLE XII
                    PROTECTED BENEFITS AND CLAIMS PROCEDURES

Is my benefit protected?.........................................................................................19
Are there any exceptions to the general rule?....................................................................19
Can the Plan be amended?.........................................................................................20
What happens if the Plan is discontinued or terminated?..........................................................20
How do I submit a claim for Plan benefits?.......................................................................20
What if my benefits are denied?..................................................................................20
What is the Claims Review Procedure?.............................................................................22
What are my rights as a Plan participant?........................................................................24
What can I do if I have questions or my rights are violated?.....................................................25

                                  ARTICLE XIII
                                  PLAN EXPENSES


                                   ARTICLE XIV
                       GENERAL INFORMATION ABOUT THE PLAN

General Plan Information.........................................................................................26
Employer Information.............................................................................................26
Administrator Information........................................................................................27
Trustee Information..............................................................................................27
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                      MILLINGTON SAVINGS BANK SAVINGS PLAN

                            SUMMARY PLAN DESCRIPTION

                            INTRODUCTION TO YOUR PLAN

         Millington Savings Bank Savings Plan ("Plan") has been adopted to provide you with the opportunity to save for retirement on a tax-advantage basis. This Summary Plan Description ("SPD") contains valuable information regarding when you may become eligible to participate in the Plan, your Plan benefits, your distribution options, and many other features of the Plan. You should take the time to read this SPD to get a better understanding of your rights and obligations in the Plan.

         We have attempted to answer most of the questions you may have regarding your benefits in the Plan. If this SPD does not answer all of your questions, please contact the Administrator (or other Plan representative). The Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator shall be conclusive and binding upon all persons. The name and address of the Administrator can be found in the Article of this SPD entitled "General Information About the Plan."

         This SPD describes the Plan's benefits and obligations as contained in the legal Plan document, which governs the operation of the Plan. The Plan document is written in much more technical and precise language. If the non-technical language in this SPD and the technical, legal language of the Plan document conflict, the Plan document always governs. If you wish to receive a copy of the legal Plan document, please contact the Administrator.

         This SPD describes the current provisions of the Plan that are designed to comply with applicable legal requirements. The Plan is subject to federal laws, such as the Employee Retirement Income Security Act ("ERISA"), the Internal Revenue Code, and other federal and state laws that may affect your rights. The provisions of the Plan are subject to revision due to changes in the law or due to pronouncements by the Internal Revenue Service ("IRS") or Department of Labor ("DOL"). We may also amend this Plan. If the provisions in this SPD change, we will notify you.

                                    ARTICLE I
                            PARTICIPATION IN THE PLAN

Am I eligible to participate in the Plan?

         Provided you are not an Excluded Employee, you are eligible to participate in the Plan once you satisfy the Plan's eligibility conditions described in the next question. Then, you may elect to have your compensation reduced by a specific percentage or dollar amount, and have that amount contributed to the Plan as a salary deferral. You may also be entitled to receive contributions from us.

                                       1

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         If you are a member of a class of employees  identified  below, you are an Excluded Employee for purposes of eligibility to participate in the Plan. The Excluded Employees are:

          o employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for participation in this Plan.

          o employees who were previously not treated as employees of the Employer but who are reclassified as being employees.

When am I eligible to participate in the Plan?

         Provided you are not an Excluded Employee, you will be eligible to participate in the Plan once you satisfy the Plan's age and service requirements. You will actually enter the Plan once you reach the entry date as described in the next question.

         For purposes of the above, you will have met the age requirement when you attain age 21 and the service requirement when you complete one Year of Service.

         You will have completed a Year of Service if, at the end of your first twelve consecutive months of employment with us, you have been credited with at least 1000 Hour(s) of Service. If you have not been credited with 1000 Hour(s) of Service by the end of your first twelve consecutive months of employment, you will have completed a Year of Service once you complete the required Hour(s) of Service during any Plan Year, beginning with the Plan Year that includes the first anniversary of your employment date.

When is my entry date?

         Provided you are not an Excluded Employee, you may begin participating in the Plan once you have satisfied the eligibility requirements and reached your "entry date." Your entry date is the first day of the Plan Year quarter coinciding with or next following the date you satisfy the Plan's eligibility requirements.

         You should note that special rules may apply if you terminate employment and are then rehired. If you have questions about the timing of your Plan participation, please contact the Administrator.

Does all my service with the Employer count for purposes of Plan eligibility?

         In  determining  whether  you  satisfy  the  service   requirements  to
participate in the Plan, all service you perform for us will generally be counted. However, there are some exceptions to this general rule.

         Break in Service rules. For eligibility purposes, you will have a Break in Service if you complete less than 501 Hours of Service during the Plan Year. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, you may be credited with 501 Hours of Service to prevent a Break in Service.

                                       2

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         If you are a veteran and are  reemployed  under the Uniformed  Services
Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask your Administrator for further details.

         The Administrator monitors the Break in Service rules and can provide you with additional information on the effect of these rules.

What happens if I'm a participant and I incur a Break in Service?

         If you incur a Break in Service and later complete additional service, you will continue to participate in the Plan in the same manner as if your Break in Service had not occurred.

                                   ARTICLE II
                                  CONTRIBUTIONS

What kind of Plan is this?

         This Plan is a type of qualified retirement plan commonly referred to as a 401(k) Plan. As a participant in the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan on a pre-tax basis as a salary deferral. You generally are not taxed on your salary deferrals until you withdraw those amounts from the Plan.

         In addition to deferrals, we will make additional contributions to the Plan on your behalf. This Article describes the types of contributions that may be made to the Plan and how these monies will be allocated to your account to provide for your retirement benefit.

Do I have to contribute money to the Plan in order to participate?

         No, you are not required to contribute any money in order to participate in our Plan. However, you will receive additional amounts if you defer.

How much may I contribute to the Plan?

         As a participant, you may elect to defer an amount from 1% up to 80% of your compensation each year instead of receiving that amount in cash. The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. However, the amount you defer is counted as compensation for Social Security taxes.

         During the first Plan Year in which you become eligible to participate, the deferral limits illustrated above will apply to your compensation for the entire Plan Year, even though you were not eligible to participate for the entire Plan Year.

         The Administrator will allocate the amount you elect to defer to an account maintained on your behalf. You will always be 100% vested in this account. This means that you will always be entitled to all amounts that you defer. This money will, however, be affected by any investment gains or losses. If there is an investment gain, the balance in your account will increase. If there is an investment loss, the balance in your account will decrease.

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         Your total  deferrals in any taxable year may not exceed a dollar limit that is set by law. The limit for 2006 is $15,000. After 2006, the dollar limit may increase for cost-of-living adjustments.

         You should also be aware that each separately stated annual dollar limit (the annual deferral limit and the "catch-up contribution" limit) is a separate aggregate limit that applies to all such similar salary reduction amounts and "catch-up contributions" you may make under this Plan and any other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans in which you may be participating). Generally, if an annual dollar limit is exceeded, then the excess must be included in your income for the year. For this reason, it is desirable to request in writing that any such excess salary reduction amounts and "catch-up contributions" be returned to you. If you fail to request such a return, you may be taxed a second time when the excess amount is ultimately distributed from the Plan.

         You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you should communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. However, if the entire dollar limit is exceeded in this Plan or any other plan we maintain, you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th.

         If you are projected to attain age 50 before the end of a calendar year, then you may elect to defer additional amounts (called "catch-up contributions") to the Plan as of the January 1st of that year. You may defer the additional amounts regardless of any other limitations on the amount that you may defer to the Plan. The maximum catch-up contribution that you can make in 2006 is $5,000. After 2006, the maximum may increase for cost-of-living adjustments.

         Distributions from amounts attributable to your salary deferrals before you terminate employment are permitted only in the following circumstances:

          o if you incur a proven financial hardship. (See the question "Can I withdraw money from my account in the event of financial hardship?" for more information on hardship withdrawals of your salary deferrals.)

         In the event you receive a hardship distribution from your deferrals to this Plan, you will not be allowed to make additional salary deferrals for a period of six (6) months after you receive the distribution.

         In addition, if you are a highly compensated employee (generally owners or individuals receiving wages in excess of certain amounts established by law), a distribution from amounts attributable to your salary deferrals of certain excess contributions may be required to comply with the law. The Administrator will notify you when a distribution is required.

                                       4

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How often can I modify the amount I contribute?

         The amount you elect to defer will be deducted from your pay in accordance with a procedure established by the Administrator. The procedure will require that you enter into a written salary deferral agreement after you satisfy the Plan's eligibility requirements. You may elect to defer your salary as of your entry date. Such election will become effective as soon as administratively feasible. Your election will remain in effect until you modify or terminate it. You may modify your election as of the beginning of any payroll period. The modification will become effective as soon as administratively feasible. You are also permitted to revoke your election as of the beginning of any payroll period.

Will the Employer contribute to the Plan?

         Each year, in addition to depositing your salary deferrals we may contribute the following to the Plan:

          o    matching contributions.

          o    profit sharing contributions.

          o    qualified nonelective contributions (QNECs).

What is the Employer matching contribution?

         We will contribute a fixed amount equal to 50% of your salary deferrals.

         In applying this matching percentage, only salary deferrals up to 6% of your compensation paid will be considered.

         Matching contributions will vest in accordance with the Plan's vesting schedule. (See the question "What is my vested interest in my account?" for more information on vesting.)

         The   Administrator   will   allocate  to  your  account  the  matching
contribution made to the Plan on your behalf each payroll period.

What is the Employer profit sharing contribution?

         Each year, we may make a discretionary profit sharing contribution.

How will the Employer profit sharing contribution be allocated to my account?

         Our discretionary profit sharing contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year.

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         Your share of any profit  sharing  contribution  is  determined  by the following fraction:

        Profit Sharing Contribution     X           Your Compensation
                                                -------------------------
                                                Total Compensation of All
                                                Participants Eligible to
                                                        Share

For example: Suppose the profit sharing contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

          $20,000    X      $25,000        or    $2,000
                        --------------
                           $250,000

         In order to share in our profit sharing contribution (if any), you must satisfy the following condition(s):

          o You must either be employed on the last day of the Plan Year or, if you terminated your employment during the Plan Year, you must have completed at least 501 Hours of Service during the Plan Year.

          o The above condition(s) do not apply in the year of your death, disability, or the year in which you retire at or after your Normal Retirement Age.

         Note that we may designate all (or any portion) of the above contribution as a QNEC. A QNEC is not subject to a vesting schedule. That is, you are always 100% vested in any QNECs made on your behalf.

         Note also that you will share in any QNEC made only if you are a non-highly compensated employee.

What compensation is used to determine my Plan benefits?

         For the purposes of the Plan, compensation has a special meaning. Compensation is defined as your total compensation that is subject to income tax withholding; that is, all your compensation paid to you by us during the Plan Year. Your compensation includes any salary deferrals that you make to a 401(k) plan, a Section 457 plan, or a Section 125 cafeteria plan.

Is there a limit on the amount of compensation that can be considered?

         For Plan Years beginning on and after January 1, 2006, the amount of annual compensation that may be taken into consideration for Plan purposes is $220,000. This amount may be adjusted after 2006 for cost-of-living increases.

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Is there a limit on how much can be contributed to my account each year?

         Generally, the law imposes a maximum limit on the amount of contributions you may receive in the Plan. This limit applies to all contributions we make on your behalf, all contributions (excluding catch-up contributions) you make to the Plan, and any other amounts allocated to any of your accounts during the Plan Year (such as forfeitures), excluding earnings. Beginning in 2006, this total cannot exceed the lesser of $44,000 or 100% of your annual compensation. The dollar limit may be adjusted after 2006 for cost-of-living increases.

May I "roll over" payments from other retirement plans or IRAs?

         At the discretion of the Administrator, you may be permitted to deposit into the Plan distributions you have received from other plans and certain IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask your prior plan administrator or trustee to directly transfer (a "direct rollover") to this Plan all or a portion of any amount that you are entitled to receive as a distribution from a prior plan. Alternatively, if you received a distribution from a prior plan, you may elect to deposit any amount eligible for rollover within 60 days of your receipt of the distribution. You should consult qualified counsel to determine if a rollover is permitted and in your best interest.

         Your rollover will be placed in a separate account called a "rollover account." You will always be 100% vested in your "rollover account." This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses.

         You may withdraw the amounts in your "rollover account" at any time.

How is the money in the Plan invested?

         You will be able to direct the investment of your interest in the Plan, including the ability to invest any portion of your account balance and any contributions to your account, not to exceed 99% of your total account balance, in MSB Financial Corp. common stock. (Please refer to the MSB Financial Corp. Supplemental Prospectus for additional information on investing in Employer common stock.) Your Employer has established participant direction procedures setting forth investment choices available to you, the frequency with which you can change your investment choices, and instructions on how you can obtain other important information on directed investments available from the Administrator. You need to follow these procedures when you direct investments. You should review the information in these procedures carefully before you give investment directions.

         The Plan is intended to comply with Section 404(c) of ERISA with respect to those accounts for which you are permitted to direct investments. If the Plan complies with this Section, then the fiduciaries of the Plan, including the Employer, the Trustee, and the Administrator, will be relieved of any legal liability for any losses that are the direct and necessary result of the investment directions that you give. The procedures discussed above must be followed in giving investment directions. If you fail to do so, then your investment directions need not be followed. You are not required to direct investments. To the extent you do not direct the investment of your applicable Plan accounts, then your accounts will be invested in accordance with the default investment alternatives as established under the Plan.

         When you direct investments, your accounts are segregated for purposes of determining the earnings or losses on these investments. Your account does not share in the investment performance of other participants who have directed their own investments.

         You should remember that the amount of your benefits in the Plan will depend in part upon your choice of investments. Gains as well as losses can occur. There are no guarantees of performance. The Employer, the Administrator, and the Trustee will not provide investment advice or guarantee the performance of any investment you choose.

                                   ARTICLE III
                               RETIREMENT BENEFITS

What benefits will I receive at normal retirement?

         You will be entitled to all of your account balances at your Normal Retirement Age. However, the actual payment of your benefits may generally not begin until you are entitled to a distribution under the terms of the Plan.

         You will attain your Normal Retirement Age when you reach age 65.

What happens if I leave the Employer's workforce?

         This Plan is designed to encourage you to stay with us until retirement. However, if you terminate employment for any reason (including retirement) and the value of your vested benefit does not exceed $5,000, then you will be entitled to a lump-sum distribution within a reasonable time after you terminate employment. In addition, if the value of your vested benefit does not exceed $1,000 then this distribution will automatically be paid to you even if you do not consent.

         If your vested benefit exceeds $5,000, you may elect to receive the benefit. The distribution will then be made to you within a reasonable time after you terminate employment and consent to the distribution.

         See the question in Article V entitled "How will my benefits be paid?" for a further explanation of how benefits are paid from the Plan.

         If your employment terminates for reasons other than death, disability, or retirement, you will be entitled to receive only your "vested percentage" of your account balance. (See the question in this Article entitled "What is my vested interest in my account?" for more information regarding vesting.)

What is my vested interest in my account?

         You are always 100% vested (which means that you are entitled to all of the amounts) in your account attributable to salary deferrals, as well as in the following contributions:

          o    rollover contributions.
          o    QNEC contributions.

         Your "vested percentage" in your account attributable to your matching and profit sharing contributions is determined under the following schedule and is based on vesting Years of Service. You will always, however, be 100% vested upon your Normal Retirement Age. (See the question in this Article entitled "What benefits will I receive at normal retirement?" for more information.)

                      Vesting Schedule
                      Years of Service                       Percentage
                      ----------------                       ----------

                         Less than 2                              0%
                              2                                  20%
                              3                                  40%
                              4                                  60%
                              5                                  80%
                              6                                 100%

         Your vested percentage will not be less than your vested percentage in the Plan before this amendment and restatement.

How do I determine my Years of Service for vesting purposes?

         To earn a Year of Service, you must be credited with at least 1000 Hour(s) of Service during a Plan Year. (See the Article entitled "Hours of Service" for more information on receiving credit for Hours of Service.) The Plan contains specific rules for crediting Hours of Service for vesting purposes. The Administrator will track your service and will credit you with a Year of Service for each Plan Year in which you are credited with the required Hour(s) of Service, in accordance with the terms of the Plan. If you have any questions regarding your vesting service, you should contact the Administrator.

Does all my service count for vesting purposes?

         In calculating your vested percentage, all service you perform for us will generally be counted. However, there are some exceptions to this general rule.

         Years of Service prior to the Plan Year in which you reached age 18 will not be counted for vesting purposes.

         Break in Service rules. For vesting purposes, you have a Break in Service if you complete less than 501 Hours of Service during the Plan Year. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, you may be credited with 501 Hours of Service to prevent a Break in Service.

         The Administrator monitors the Break in Service rules and can provide you with additional information on the effect of these rules.

As a veteran, will my military service count as service with the Employer?

         If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with us. If you may be affected by this law, ask your Administrator for further details.

What happens to the non-vested portion of a terminated participant's account?

         If you are not vested or are partially vested in your account balance when you leave, the non-vested portion of your account balance will be forfeited on the earlier of:

          (a)  the distribution of your entire vested account balance, or

          (b)  your incurring five consecutive one-year Breaks in Service.

         Forfeitures of matching contributions are used to reduce the amount that we must contribute as a matching contribution.

         Forfeitures of profit sharing contributions are used to reduce the amount that we must contribute as a profit sharing contribution.

What happens to my non-vested account balance if I'm rehired?

         If you return to service with us, your Years of Service before you left will count as vesting service with respect to future contributions made to the Plan. In addition, your Years of Service that you complete after your reemployment will count as vesting service with respect to contributions made prior to your termination provided you did not incur five consecutive Breaks in Service.

         If you received a distribution of your entire vested account balance and are reemployed, you may have the right to repay this distribution. If you repay the entire amount of the distribution, we will restore your account balance with your forfeited amount. You must repay this distribution within five years from your date of reemployment, or, if earlier, before you incur five consecutive Breaks in Service. If you were fully vested when you left, you do not have the opportunity to repay your distribution.

         Note that if you received a "deemed" distribution because you were totally nonvested when you terminated your employment, your nonvested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service.

                                   ARTICLE IV
                               DISABILITY BENEFITS

How is disability defined?

         In the Plan, disability is defined as a physical or mental condition that renders you either unable to perform the duties of your customary position of employment for an indefinite period, or incapable of continuing any gainful occupation, and that the Administrator considers will be of long continued duration. You will also be considered disabled if you permanently lose the use of a part or function of your body or are permanently disfigured, and you terminate your employment. Your disability will be determined by the Administrator, who may request a physical examination by a licensed physician.

What happens if I become disabled?

         If you become disabled while a participant, you will be entitled to 100% of your account balance. However, the actual payment of your benefits may generally not begin until you are entitled to a distribution under the terms of the Plan.

                                    ARTICLE V
                             FORM OF BENEFIT PAYMENT

How will my benefits be paid?

         If your vested benefit in the Plan does not exceed $5,000, then your benefit may only be distributed to you in a single lump-sum payment. If your vested benefit in the Plan exceeds $1,000, you must consent to the distribution before it may be made. If your vested benefit exceeds $5,000, you may elect to receive a distribution under one of the following method(s):

          o a single lump-sum payment in cash or, in certain circumstances, in property.

          o monthly, quarterly, or annual installments over a period of not more than your assumed life expectancy (or your and your beneficiary's assumed life expectancies).

          o the following annuity options: Qualified Joint and Survivor annuity for assets attributable to the money purchase pension plan account balances.

         You should note that if you elect to receive benefit payments in the form of an annuity, the following special rules will apply:

          o If you are married on the date your benefit payments are to begin, you will automatically receive a joint and 50% survivor annuity, unless you elect an alternative form of annuity. This means that you will receive payments for your life, and upon your death, your surviving spouse will receive a monthly benefit for the remainder of his or her life equal to 50% of the benefit you were receiving at the time of your death. Your spouse must consent to the payment of the annuity in a form other than the joint and 50% survivor annuity.

          o If you are married on the date your benefit payments are to begin, you and your spouse must consent to the distribution before payments may begin.

          o If you are not married on the date your benefits are to begin, you will automatically receive a life annuity, which means you will receive payments for as long as you live.

May I delay the receipt of benefits?

         Yes, you may delay the receipt of benefits unless a distribution is required to be made, as explained earlier, because your vested benefit in the Plan does not exceed $1,000. However, in addition to the benefit payment mentioned above, there are rules that require that certain minimum distributions be made from the Plan. If you are a more than 5% owner of the Employer, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a more than 5% owner of the Employer, distributions are required to begin not later than the April 1st following the later of the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

         Note that if you: (i) do not own more than 5% of the Employer; (ii) attained age 70 1/2 prior to 1997; (iii) had begun receiving required minimum in-service distributions before 1997; and (iv) have not separated from service, you may elect to discontinue receiving those distributions. Distributions will then be made when you terminate your employment.

                                   ARTICLE VI
                                 DEATH BENEFITS

What happens if I die while working for the Employer?

         If you die while still employed by us, your entire account balance will be used to provide your beneficiary with a death benefit.

Who is the beneficiary of my death benefit?

         If you are married at the time of your death, your spouse will be the beneficiary of the entire death benefit unless an election is made to change the beneficiary. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE, AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

         If you are married, you have named someone other than your spouse to be your beneficiary as described in the preceding paragraph, and wish to again change your beneficiary designation, your spouse must again consent to the change, unless you are changing your designation to name your spouse as your beneficiary. In addition, you may elect a beneficiary other than your spouse without your spouse's consent if your spouse cannot be located.

         If you are not married, you may designate your beneficiary on a form to be supplied to you by the Administrator.

         In the event no valid designation of beneficiary exists, or if the beneficiary is not alive at the time of your death, the death benefit will be paid in the following order of priority to:

          (a)  Your surviving spouse;

          (b)  Your children, including adopted children, per stirpes;

          (c)  Your surviving parents, in equal shares; or

          (d)  Your estate.

How will the death benefit be paid to my beneficiary?

         The death benefit will be paid to your beneficiary in one of the following methods as elected by the beneficiary (unless you elected one of the following forms of distribution for the death benefit prior to your death):

          o a single lump-sum payment in cash or, in certain circumstances, in property.

          o monthly, quarterly, or annual installments over a period of not more than your beneficiary's assumed life expectancy.

          o the following annuity options: Qualified Joint and Survivor annuity for assets attributable to the money purchase pension plan account balances.

When must the last payment be made to my beneficiary?

         Regardless of the method of distribution selected, if your designated beneficiary is a person (rather than your estate or some trusts) then minimum distributions of your death benefit will begin by the end of the year following the year of your death ("1-year rule") and must be paid over a period not extending beyond your beneficiary's life expectancy. If your spouse is the beneficiary, then under the "1-year rule", the start of payments will be delayed until the year in which you would have attained age 70 1/2 unless your spouse elects to begin distributions over your spouse's life expectancy before then. However, instead of the "1-year rule" your beneficiary may elect to have the entire death benefit paid by the end of the fifth year following the year of your death (the "5-year rule"). Generally, if your beneficiary is not a person, your entire death benefit must be paid under the "5-year rule".

         Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

What happens if I'm a participant, terminate employment, and die before receiving all my benefits?

         If you terminate employment with us and subsequently die, your beneficiary will be entitled to the vested percentage of your remaining account balance at the time of your death.

                                   ARTICLE VII
                            IN-SERVICE DISTRIBUTIONS

Can I withdraw money from my account while working?

         You may receive a distribution from the Plan prior to your termination of employment if you satisfy certain conditions. These conditions are described below. However, this distribution will reduce the value of the benefits you will receive when you retire. Any in-service distribution is made at your election and will be made in accordance with the forms of distribution available in the Plan.

         Also, the law restricts any pre-retirement distribution from certain accounts maintained for you in the Plan before you reach age 59 1/2. These accounts are generally the ones set up to receive your salary deferrals and other Employer contributions that are used to satisfy special rules for 401(k) plans.

         You  may  request  an  in-service   distribution   from  the  following
account(s):

          o    Your salary deferrals once you reach age 65.

          o Your profit sharing and/or matching contributions once the following condition(s) have been met:

               o    you have attained age 65.

          o    Your QNECs once you attain age 65.

          o    Your rollover contributions, if any, at any time.

Can I withdraw money from my account in the event of financial hardship?

         Yes, if you satisfy certain conditions. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

         You may request a hardship withdrawal from the following amounts:

          o    Your salary deferrals

         A hardship distribution may be made to satisfy certain immediate and heavy financial needs that you have. A hardship may only be made for payment of the following:

          o Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you, your spouse or your dependent or necessary for you, your spouse or your dependent to obtain medical care;

          o    Costs  directly   related  to  the  purchase  of  your  principal
               residence (excluding mortgage payments);

          o Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for yourself, your spouse or dependent;

          o Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence;

          o Payments for burial or funeral expenses for your deceased parent, spouse, children or other dependents; or

          o Expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under the Internal Revenue Code.

         If you have one of the above expenses, a hardship distribution can be made only if you certify and agree that all of the following conditions are satisfied:

          o The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

          o    You  have  obtained  all   distributions,   other  than  hardship
               distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by your Employer;

          o That your salary deferrals will be suspended for at least six (6) months after your receipt of the hardship distribution.

         In addition to these rules, there are restrictions placed on hardship distributions that are made from your salary deferrals. Any hardship distribution from these amounts will be limited, as of the date of distribution, to the balance of your salary deferral account, as of the end of the last Plan Year ending before July 1, 1989, plus your total salary deferrals after such date, reduced by the amount of any previous distributions made to you from your salary deferral account. Ask the Administrator if you need further details.

Are there any limitations that apply to the in-service distributions described above?

         Yes. The number of in-service distributions that you may take in a Plan Year is limited and is indicated on the in-service withdrawal form.

                                  ARTICLE VIII
                         TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?

         Generally, you must include any Plan distribution in your taxable income in the year in which you receive the distribution. The tax treatment may also depend on your age when you receive the distribution. Certain distributions made to you when you are under age 59 1/2 could be subject to an additional 10% tax.

Can I reduce or defer tax on my distribution?

         You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

         (a) The rollover of all or a portion of the distribution to an Individual Retirement Account or Annuity (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution (such as a hardship distribution) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

         (b) For most distributions, you may request that a direct transfer (sometimes referred to as a direct rollover) of all or a portion of a distribution be made to either an Individual Retirement Account or Annuity (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES THAT DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

                                   ARTICLE IX
                                HOURS OF SERVICE

What is an Hour of Service?

         An Hour of Service is:

         (a) each hour for which you are directly or indirectly compensated by the Employer for the performance of duties during the Plan Year;

         (b) each hour for which you are directly or indirectly compensated by the Employer for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

         (c) each hour for back pay awarded or agreed to by the Employer.

         You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

How are Hours of Service credited?

         You will be credited with your actual Hours of Service.

                                    ARTICLE X
                                      LOANS

May I borrow money from the Plan?

         Yes. You may request a participant loan in a manner provided by the Administrator. Your ability to obtain a participant loan depends on several factors. The Administrator will determine whether you satisfy these factors.

What are the loan rules and requirements?

         There are various rules and requirements that apply for any loan, which are outlined in this question. In addition, we have established a written loan program that explains these requirements in more detail. You can request a copy of the loan program from the Administrator. Generally, the rules for loans include the following:

          o Loans are available to participants on a reasonably equivalent basis. Loans will be made to participants who are creditworthy. The Administrator may request that you provide additional information, such as financial statements, tax returns, and credit reports to make this determination.

          o All loans must be adequately secured. You must sign a promissory note along with a loan pledge. Generally, you must use your vested account balance as security for the loan, provided the outstanding balance of all your loans does not exceed 50% of your vested account balance. In certain cases, the Administrator may require you to provide additional collateral to receive a loan.

          o You will be charged a reasonable rate of interest for any loan received from the Plan. The Administrator will determine a reasonable rate of interest by reviewing the interest rates charged for similar types of loans by other lenders.

          o If approved, your loan will provide for level amortization with payments to be made not less frequently than quarterly. Generally, the term of your loan may not exceed five (5) years. However, if the loan is for the purchase of your principal residence, the Administrator may permit a longer repayment term. Generally, the Administrator will require that you repay your loan by agreeing to either payroll deduction or ACH (automated clearing house system for electronic funds transfer). If you have an unpaid leave of absence or go on military leave while you have an outstanding loan, please contact the Administrator to find out your repayment options.

          o The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. All loans, when added to the outstanding balance of all other loans from the Plan, will be limited to the lesser of:

                  (a) $50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period prior to the date of the loan over your current outstanding balance of loans; or

                  (b) 1/2 of your vested account balance.

          o    No loan in an amount less than $1,000 will be made.

          o The maximum number of loans that you may have outstanding at any one time is one.

          o If you fail to make payments when they are due under the terms of the loan, you will be considered to be "in default." The Administrator will consider your loan to be in default if any scheduled loan repayment is not made by the end of the calendar quarter following the calendar quarter in which the missed payment was due. The Plan would then have authority to take all reasonable actions to collect the balance owing on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan, and could result in taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.

          o If you become entitled to a distribution from the Plan (except in the case of an in-service distribution), your loan becomes due and payable in full immediately. You may repay the entire outstanding balance of the loan (including any accrued interest). If you do not repay the entire outstanding loan balance, your vested account balance will be reduced by the remaining outstanding balance of the loan.

         The Administrator may periodically revise the Plan's loan policy. If you have any questions on participant loans or the current loan policy, please contact the Administrator.

                                   ARTICLE XI
                          YOUR PLAN'S "TOP-HEAVY RULES"

What is a "top-heavy" plan?

         A retirement plan that primarily benefits "key employees" is called a "top-heavy plan." Key employees are certain owners or officers of our organization. A Plan is generally a "top-heavy plan" when more than 60% of the Plan's assets are in the accounts of key employees.

         Each year, the Administrator is responsible for determining whether the Plan is a "top-heavy plan."

What happens if the Plan becomes "top-heavy"?

         If the Plan becomes top-heavy in any Plan Year, then non-key employees will be entitled to certain "top-heavy minimum benefits," and other special rules will apply. Among these top-heavy rules are the following:

          o Your Employer may be required to make a contribution on your behalf in order to provide you with at least "top-heavy minimum benefits."

          o If you are a participant in more than one Plan, you may not be entitled to "top-heavy minimum benefits" in both Plans.

                                   ARTICLE XII
                    PROTECTED BENEFITS AND CLAIMS PROCEDURES

Is my benefit protected?

         As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan (other than for a Plan loan), given away or otherwise transferred. In addition, your creditors may not attach, garnish, or otherwise interfere with your account.

Are there any exceptions to the general rule?

         There are two exceptions to this general rule. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child, or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received. You and your beneficiaries can obtain, without charge, a copy of the QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURE from the Administrator.

         The second exception applies if you are involved with the Plan's administration. If you are found liable for any action that adversely affects the Plan, the Administrator can offset your benefits by the amount that you are ordered or required by a court to pay the Plan. All or a portion of your benefits may be used to satisfy any such obligation to the Plan.

Can the Plan be amended?

         Yes, we have the right to amend the Plan at any time. In no event, however, will any amendment authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries. Additionally, no amendment will cause any reduction in the amount credited to your account.

What happens if the Plan is discontinued or terminated?

         Although we intend to maintain the Plan indefinitely, we reserve the right to terminate the Plan at any time. Upon termination, no further contributions will be made to the Plan and all amounts credited to your accounts will become 100% vested. We will direct the distribution of your accounts in a manner permitted by the Plan as soon as practical. (See the question entitled "How will my benefits be paid?" in Article V for a further explanation.) You will be notified if the Plan is terminated.

How do I submit a claim for Plan benefits?

         Benefits will be paid to you and your beneficiaries without the necessity of formal claims. However, if you think an error has been made in determining your benefits, then you or your beneficiaries may make a request for any Plan benefits to which you believe you are entitled. Any such request should be in writing and should be made to the Administrator.

         If the Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions, and other information relevant to the payment of the benefit.

What if my benefits are denied?

         Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will provide you with a written or electronic notification of the Plan's adverse determination. This written or electronic notification must be provided to you within a reasonable period of time, but not later than 90 days after the receipt of your claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

         In the case of a claim for disability benefits, if disability is determined by a physician chosen by the Administrator (rather than relying upon a determination of disability for Social

Security purposes), then instead of the above, the Administrator will provide you with written or electronic notification of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies you, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and you will be afforded at least 45 days within which to provide the specified information.

         The Administrator's written or electronic notification of any adverse benefit determination must contain the following information:

         (a) The specific reason or reasons for the adverse determination.

         (b)   Reference  to  the  specific   Plan   provisions   on  which  the
         determination is based.

         (c) A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary.

         (d) Appropriate information as to the steps to be taken if you or your beneficiary want to submit your claim for review.

         (e) In the case of disability benefits where the disability is determined by a physician chosen by the Administrator:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii)     If the adverse  benefit  determination  is based on a
                           medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

         If your claim has been denied and you want to submit your claim for review, you must follow the Claims Review Procedure below.

What is the Claims Review Procedure?

         Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

         (a) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS.

                  HOWEVER, IF YOUR CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN CHOSEN BY THE ADMINISTRATOR, THEN INSTEAD OF THE ABOVE, YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

         (b) You may submit written comments, documents, records, and other information relating to your claim for benefits.

         (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

         (d) You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (e) Your claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by you relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         In addition to the Claims Review Procedure above, if your claim is for disability benefits and disability is determined by a physician chosen by the Administrator, then the Claims Review Procedure provides that:

         (a) Your claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

         (b) In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

         (c) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

         (d) The health care professional engaged for purposes of a consultation in (b) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

         The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. The Administrator must provide you with notification of this denial within 60 days after the Administrator's receipt of your written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician chosen by the Administrator, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

         (a) The specific reason or reasons for the adverse determination.

         (b) Reference to the specific Plan provisions on which the benefit determination is based.

         (c) A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (d) In the case of disability benefits where disability is determined by a physician chosen by the Administrator:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii)     If the adverse  benefit  determination  is based on a
                           medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

         If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. However, in order to do so, you must file the suit no later than 180 days after the Administrator makes a final determination to deny your claim.

What are my rights as a Plan participant?

         As a participant in the Plan you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants are entitled to:

         (a) Examine, without charge, at the Administrator's office and at other specified locations, all documents governing the Plan, including insurance contracts and collective bargaining agreements; and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

         (b) Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and an updated SPD. The Administrator may make a reasonable charge for copies.

         (c) Receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report.

         (d) Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension benefit, the statement will tell you how many years you have to work to earn a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE EVERY TWELVE (12) MONTHS. The Plan must provide this statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court. You and your beneficiaries can obtain, without charge, a copy of the qualified domestic relations order procedures from the Administrator.

         If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

What can I do if I have questions or my rights are violated?

         If you have any questions about the Plan, you should contact the Administrator. If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

                                  ARTICLE XIII
                                  PLAN EXPENSES

         The Plan permits the payment of Plan expenses to be made from the Plan's assets. If we do not pay these expenses from our own assets, then the expenses paid using the Plan's assets will generally be allocated among the accounts of all participants in the Plan. These expenses will be allocated either proportionately based on the value of the account balances or as an equal dollar amount based on the number of participants in the Plan. The method of allocating the expenses depends on the nature of the expense itself. For example, certain administrative (or recordkeeping) expenses would typically be allocated proportionately to each participant. If the Plan pays $1,000 in expenses and there are 100 participants, your account balance would be charged $10 ($1,000/100) of the expense.

         After you terminate employment with us, we reserve the right to charge your account for your pro rata share of the Plan's administration expenses, regardless of whether we pay some of these expenses on behalf of current employees.

         There are certain other expenses that may be paid just from your account. These are expenses that are specifically incurred by, or attributable to, you. For example, if you are married and get divorced, the Plan may incur additional expenses if a court mandates that a portion of your account be paid to your ex-spouse. These additional expenses may be paid directly from your account (and not the accounts of other participants) because they are directly attributable to you under the Plan. The Administrator will inform you when there will be a charge (or charges) directly to your account.

         The Employer may, from time to time, change the manner in which expenses are allocated.

                                   ARTICLE XIV
                       GENERAL INFORMATION ABOUT THE PLAN

         There is certain general information that you may need to know about the Plan. This information has been summarized for you in this Article.

General Plan Information

         The full name of the Plan is Millington Savings Bank Savings Plan.

         Your Employer has assigned Plan Number 002 to your Plan.

         This Plan was originally effective on January 1, 1997. The amended and restated provisions of the Plan become effective on November 1, 2006.

         The Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1 and ends on December 31.

         Valuations of the Plan are generally made on the last day of each quarter of the Plan Year. Certain distributions, such as required minimum distributions, are based on the Anniversary Date of the Plan. This date is the last day of the Plan Year.

         The Plan and Trust will be governed by the laws of New Jersey to the extent not governed by federal law.

         Benefits provided by the Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income
Security Act of 1974 because the insurance provisions under ERISA are not applicable to this type of Plan.

Employer Information

         The Plan sponsor's name, address, and identification number are:

         Millington Savings Bank
         1902 Long Hill Road
         Millington, New Jersey 07946-1342
         22-1118190

         Service of legal process may be made upon the Plan sponsor or your Employer, if not the Plan sponsor. Service of legal process may also be made upon the Trustee or Administrator.

Administrator Information

         The Plan's Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Administrator maintains the Plan records, including your account information, provides you with the forms you need to complete for Plan participation and directs the payment of your account at the appropriate time. The Administrator will also allow you to review the formal Plan document and certain other materials related to the Plan. If you have any questions about the Plan and your participation, you should contact the Administrator. The Administrator may designate other parties to perform some duties of the Administrator.

         The Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator is conclusive and binding upon all persons.

         The name, address, and business telephone number of the Plan's Administrator are:

         Millington Savings Bank
         1902 Long Hill Road
         Millington, New Jersey 07946-1342
         (908) 647-3030

Trustee Information

         All money that is contributed to the Plan is held in a trust fund. The Trustee is responsible for the safekeeping of the trust fund and must hold and invest Plan assets in a prudent manner and in the best interest of you and your beneficiaries. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

         The names and address of the Plan's Trustees are:

         Albert N. Olsen
         Gary T. Jolliffe
         Fred Rossi
         1902 Long Hill Road
         Millington, New Jersey 07946-1342

         The Trustees shall collectively be referred to as Trustee throughout this Summary Plan Description.

                                    APPENDIX
                            PLAN EXPENSE ALLOCATIONS

The Plan will assess against an individual participant's account the following Plan expenses which are incurred by, or are attributable to, a particular participant based on use of a particular Plan feature, listed by type and the amount charged (check all that apply, and fill in the charge or method of determining the charge). All fees are subject to change.

[X] Distribution following termination. Distribution of account in a single sum upon termination of employment, including preparation of required notices and elections, distribution check or transfer of funds by direct rollover, as appropriate, and tax reporting forms. Amount: $ 35

[ ] Limitation on small account distributions. Notwithstanding the foregoing charge, the Plan will not charge any fee for processing a distribution if the participant's vested account balance, before the imposition of any administrative charge, does not exceed $_________.

[ ] Installment distribution. Installment distributions, including preparation of periodic required notices and elections, distribution checks and additional calculation of distribution amounts if necessary, and tax reporting forms. Amount: $_________.

[X] Administrative processing fee to eliminate certain small account distributions. If the participant's account is distributable (for example, upon termination of employment) and the distribution process fee equals or exceeds the participant's account balance, the Plan will charge the processing fee against the vested account balance, resulting in the elimination of the account balance without any distribution to the participant.

[X] Participant loan. Participant loan application fee (includes processing and document preparation) and annual maintenance fee. Amount of application fee: $ 100 Amount of annual maintenance fee: $ 50

[ ] QDRO. Qualified domestic relations order ("QDRO") review and processing, including notices to parties and preparation of QDRO distribution check. In addition to the amount indicated below, the Plan will charge the participant's account for actual legal expenses and costs if the Plan consults with legal counsel regarding the qualified status of the order.
     Amount: $_________.

[ ]  Hardship  distribution.   Hardship   distribution,   including  application
     processing and preparation of required notices, elections and distribution check. Amount: $_________.

[ ] In-service distribution. Non-hardship in-service distribution, including application processing and preparation of required notices, elections and distribution check. Amount: $_________.

[ ]  RMD.  Required  minimum  distributions,  including  annual  calculation  of
     required  minimum   distribution  and  preparation  of  required   notices,
     elections and distribution check. Amount: $_________.

[ ] Participant direction of investment: brokerage account option. Annual fee for use of brokerage account option. Note: This fee is in addition to any costs associated with the participant's investment decisions, which automatically will be charged against a participant's account (e.g., broker's fees, other transactional charges, valuation or appraisal fees).
     Amount: $_________.

[ ] Benefit calculation. Calculation of benefits, including determination of substantially equal payments. Amount: $_________.

[ ]  Other (describe)

     ___________________________________________________________________________

[ ]  Other (describe)

     ___________________________________________________________________________

[ ]  Other (describe)

     ___________________________________________________________________________


                                                                           12/06